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                                                                  EXHIBIT 10(ab)

FIRST AMENDMENT TO UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
12.25% SUBORDINATED DEBENTURE DUE JULY 11, 2002


         This First Amendment to Universal Automotive Industries, Inc. 12.25% Subordinated Debenture Due July 11, 2002 (this "Amendment") is made and entered into as of the 30th day of October, 2001, by and between UNIVERSAL AUTOMOTIVE INDUSTRIES, INC. ("Company"), a Delaware corporation, and FINOVA MEZZANINE CAPITAL INC. ("Purchaser"), a Tennessee corporation formerly known as Sirrom Capital Corporation.

                                   WITNESSETH:

         WHEREAS, Purchaser is the holder of that certain Universal Automotive Industries, Inc. 12.25% Subordinated Debenture Due July 11, 2002 (the "Debenture") issued by Company and purchased by Purchaser pursuant to that certain Debenture Purchase Agreement dated July 11, 1997 (the "Purchase Agreement"), and

         WHEREAS, Purchaser and Company wish to amend the Debenture pursuant to the terms and conditions- hereof,

         NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are acknowledged, it is agreed as follows:

         1. Amendment of Debenture. The Debenture is hereby amended to reduce the principal amount thereof from $4,500,000.00 to $1,500,000.00-

         2. Amendment of Debenture. The Debenture is hereby amended by deleting the third (3rd) full paragraph thereof in its entirety and substituting therefor the following:

         Interest shall accrue on the outstanding- principal balance of this Debenture at the rate of seven percent (7%) per annum. Five (5) payments of principal in the amount of $100,000.00 each shall be payable hereunder with the first such payment due on the date which is forty-five (45) days from the date hereof and one payment due every forty-five (45) days thereafter. Additionally, interest only on the outstanding principal balance hereof shall be due and payable quarterly, in arrears, with the first installment being payable on the first (1st), day of January, 2002, and subsequent installments being payable on the first (1st) day of each succeeding calendar quarter thereafter. The entire outstanding principal -balance, together with all accrued and unpaid interest, shall be immediately due and payable in full on July 11, 2005.


         3. Full Force and Effect. As amended hereby, the Debenture remains in full force and effect, and all agreements among the parties with respect to the subject hereof are represented fully in this Amendment and the other written documents among the parties.



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         4. Governing Law. This Amendment shall be governed by the terms and conditions of the Debenture and the Purchase Agreement as to choice of law, dispute resolution procedures and all other respects.

         5. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original hereof.

                                       PURCHASER

                                       FINOVA MEZZANINE CAPITAL INC.

                                       By: /s/ Myles A. MacDonald
                                          --------------------------------------
                                       Title: Vice President
                                             -----------------------------------

                                       COMPANY

                                       UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.

                                       By: /s/ Yehuda Tzur
                                          --------------------------------------
                                       Title: Chairman
                                             -----------------------------------